Exhibit 10.4

THIS MANAGEMENT SERVICES AGREEMENT is made on 15th September 2020.

BETWEEN

ARB BERHAD (Company No. 448934-M), a company incorporated in Malaysia and having its registered office TB8285, Lot 2OC, Perdana Square Commercial Centre, Mile 3 ½, Jalan Apas, 91000 Tawau, Sabah, Malaysia (hereinafter referred to as “ARB”) of the one part;

AND

ARB DEVELOPMENT SDN BHD (Company No. 897494-A), a company incorporated in Malaysia and having its registered office No.17-O3, Q Sentral, 2A Jalan Stesen Sentral 2, Kuala Lumpur Sentral, 50470 Kuala Lumpur, Malaysia (hereinafter referred to as “ARBD”) of the one part;

AND

ARBIOT SDN BHD (Company No. 1319647-A), a company incorporated in Malaysia and having its registered office No.17-O2, Q Sentral, 2A Jalan Stesen Sentral 2, Kuala Lumpur Sentral, 50470 Kuala Lumpur, Malaysia (hereinafter referred to as “ARBIOT”) of the one part;

WHEREAS:

1.	ARB is the direct holding company of ARBD and indirect holding company of ARBIOT.

2.	ARBD is under Enterprise Resource Planning Segment (ERPS) while ARBIOT is under Internet of Things Segment (IoTS).

3.	At the request of ARBD and ARBIOT, ARB has agreed, from time to time, to provide management services which include inter-alia carrying out of review and evaluation of activities of ERPS and IoTS at all levels of operations for the purposes of improving profitability and increasing the attainment of other corporate objectives, reviewing the key elements of the strategic plans of ERPS and IoTS, to assist in establishing, formulating and supervising policies, to assist in formulation and implementing controls, procedures and practices that govern the activities of ERPS and IoTS relating to operations, financial management, internal controls, company secretarial services, management and administration of a general nature (hereinafter referred to as the “Management Services”) on the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	ARBD and ARBIOT hereby appoints ARB to provide the Management Services.

2.	ARB hereby accepts the appointment to provide ARBD and ARBIOT the Management Services upon the terms and conditions hereinafter contained.

3.	ARBD and ARBIOT agrees to pay to ARB the yearly Management Fees based on the computation of 1.05 times on the Directors’ fees of ARB proportionate equally in that particular year under reviewed.

4.	ARBD and ARBIOT shall reimburse ARB for all out-of-pocket expenses incurred by ARB in connection with the Management Services rendered to ARBD and ARBIOT.

5.	This Agreement takes effect from 2n d January 2020 and shall remain in full force and effect until the occurrence of any of the following events:

I.	the date ARBD or ARBIOT ceases as a subsidiary of ARB;

II.	the date ARBD or ARBIOT ceases business operations;

III.	the date either party ceases to exist as a separate entity; or

IV.	the termination of the Management Services by mutual consent of the parties hereto.

6.	Each party will treat as confidential all information supplied to them by the other for the purposes of this Agreement and marked “Confidential” or by its nature intended to be exclusively for the knowledge of the recipient alone, shall be kept confidential by the recipient unless disclosure is required by law or unless or until any party can reasonably demonstrate that it is or part of it is, in the public domain, whereupon, to the extent that it is public, this obligation shall cease.

7.	The parties shall procure the observance of the abovementioned restrictions and shall take all reasonable steps to minimise the risk of disclosure of confidential information.

8.	This Agreement embodies all the terms and conditions agreed upon between the parties hereto as to the subject matter of the Agreement and supersedes and cancels in all respects all previous agreements and undertakings, if any, between the parties hereto with respect to the subject matter thereof, whether such be written or oral.

9.	This Agreement is personal to the parties and neither party may assign its rights and obligations hereunder without the prior written consent of the except that ARB shall be at liberty without consent to assign all or any of its rights hereunder to one or more or its wholly-owned subsidiaries.

10.	No amendment to this Agreement shall be effective unless reduced to writing and signed by all parties hereto.

11.	A notice to be given by a party to the other party under this Agreement shall be in writing, directly to the recipient’s address specified in this Agreement or as varied by written notice, sent by prepaid registered post, hand-delivery, facsimile to that address, and will be deemed to be duly given on the day of delivery, three(3) days after the date of posting by prepaid registered post or if sent by facsimile, when the answerback or message confirmation is received, as the case may be.

12.	This Agreement shall be governed by and be construed in accordance with the laws of Malaysia.

13.	This Agreement shall be binding upon the assigns and successors-in-title.

IN WITNESS WHEREOF, the parties have hereunto set their hands the day month and year first above written.

For and on behalf of

ARBBERHAD

/s/ Dato’ Sri Liew Kok Leong
Dato’ Sri Liew Kok Leong
Executive Director

For and on behalf of

ARB DEVELOPMENT SDN BHD

/s/ Chong Hwa Siong
Chong Hwa Siong
Director

For and on behalf of

ARBIOT SDN BHD

/s/ Chong Hwa Siong
Chong Hwa Siong
Director

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